EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-38857, 333-38859, 333-44505, 333-92417, 333-99615, 333-110949, 333-122867, 333-134503, 333-137686, 333-141402, 333-162538 and 333-177039 on Form S-8 and 333-177529 on Form S-3 of our reports dated September 26, 2012, relating to the consolidated financial statements and financial statement schedule of Brady Corporation and the effectiveness of Brady Corporation’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Brady Corporation for the year ended July 31, 2012.

Milwaukee, WI

September 27, 2012